EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-33708, 333-36556, 333-83934, 333-100337, 333-100399, 333-100400, 333-101041, 333-105060, 333-107191, 333-107776, 333-107777, 333-108560, 333-109593, 333-112783, 333-118687, 333-120548, 333-124318, 333-127727, 333-128186, 333-130928, and 333-133435 on Form S-3 and Nos. 33-34451, 33-53010, 33-65061, 333-06503, 333-06505, 333-06507, 333-06511, 333-90323, 333-31294, 333-55068, 333-61822, 333-62604, 333-74890, 333-96663, 333-104532, 333-104533, 333-105059, 333-107778, 333-112514, 333-115638, 333-115639, 333-126571, and 333-126576 on Form S-8 of our report dated March 14, 2006, relating to the 2005 and 2004 consolidated financial statements of Zix Corporation and subsidiaries appearing in the Annual Report on Form 10-K of Zix Corporation and subsidiaries for the year ended December 31, 2006.
Dallas, Texas
March 16, 2007